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                                                                   EXHIBIT 23.9







                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this registration statement on Form S-3 of Republic Industries, Inc., of our report dated January 24, 1997, except for the first paragraph of Note 13, as to which the date is February 13, 1997, except for the first paragraph of Note 13, as to which the date is February 13, 1997, on the financial statements of Taormina Industries, Inc. included in Republic Industries, Inc.'s Form 8-K dated February 27, 1977 and to the reference as experts contained herein.



McGLADREY & PULLEN, LLP


Anaheim, California
March 14, 1997